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A Letter to Protagenic Therapeutics Shareholders

Dear Fellow Shareholders,

I am very pleased to report to you that Protagenic Therapeutics (OTC: PTIX) completed an oversubscribed $5.1 million private placement in April 2016 and has become a publicly held company by means of a reverse merger into a public shell. In addition, we have launched critically important experiments with the aim of filing an IND in 2018 in order to commence clinical trials. PTI's most advanced drug candidate, PT00114, has shown encouraging early results as a therapeutic agent to potentially treat depression and anxiety as well as other mood and addiction-related diseases.

Over the past few years, we have established the scientific foundation for our lead molecule to achieve this potential. A better understanding of PT00114's mechanism of action has helped us with the interpretation and design of preclinical experiments. Our lead compound is potentially a 'first-in-class' drug.

Our studies have shown evidence that PT00114 is a strong regulator of cellular metabolism, including neuronal cells. Because this mechanism is similar across different animal species and humans, we believe that our experimental observations can form the basis for our molecule to work by profoundly improving neuronal health. Such a regulation of energy metabolism in the brain can form the impetus for us to target depression, anxiety, addictive disorders, as well as post-traumatic stress disorder (PTSD) as a potential first set of disease indications. In July 2016, we obtained additional data that suggests PT00114 may have long-term benefits in major depression using mouse models.

PTI is committed to advancing its biological expertise to help build a strong presence with novel, first-in-class approaches in the treatment of a variety of psychological and psychiatric diseases. We believe that understanding the biology of disease as well as the mechanism of action of a potential intervention will help facilitate more efficient and speedy clinical development while improving the probabilities of success in clinical trials. We expect our IND-enabling studies to be completed in the next 18 months, followed by IND submission to the FDA in the first half of 2018. If this IND is accepted by the FDA, we anticipate being able to commence Phase I clinical trials in 2018.

With regard to our financing this spring, we sold 4,108,460 Series B Preferred shares at $1.25 per share. PTI received gross cash proceeds of $4,635,575 and net cash proceeds of $4,283,437 (net of commissions and expenses). Including the conversion of $500,000 in previously-accumulated debt into equity, the total amount of the offering was $5,135,575. Today we have a clean capital structure with common equity, and stock options and warrants from previous offerings (there are also Series B shares owned by Strategic Bio). We have 11,105,045 shares outstanding, 2,592,229 options held by consultants, employees, and board members, and 3,826,658 warrants held by investors, consultants, and placement agents, which upon exercise, could be an additional source of cash for the Company.

In summary, PTI has completed a reverse merger and a private financing, has secured sufficient working capital to pursue our development goals through an expected filing of an IND application with the FDA. Our R&D team is carrying out the necessary steps to accomplish these critical tasks and to refine and enhance our science platform. We have accumulated a strong intellectual property estate and will strategically add to our IP portfolio over time. We appreciate the investor enthusiasm demonstrated with our successful financing, and we are motivated by our progress to date and for the potential of our novel lead compound to change the way mood disorders are treated.

Best regards,

Garo H. Armen, Ph.D.
Chairman of Protagenic Therapeutics, Inc.

Notes:
As previously announced, Atrinsic, Inc. completed a reverse merger with Protagenic Therapeutics, Inc. on February 12, 2016. The resulting company adopted the name Protagenic Therapeutics, Inc. on June 17, 2016. Neuroactive peptide drug development will be the sole line of business for the ongoing company.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be resold absent registration under or exemption from such Act. This shareholder letter shall not constitute an offer to sell or the solicitation of an offer to buy any securities. This shareholder letter is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

About Protagenic Therapeutics, Inc.
Protagenic Therapeutics, Inc. (OTC: PTIX) is a pre-clinical biopharmaceutical company endeavoring to develop first-in-class neuro-active peptides into human therapeutics to treat anxiety, treatment-resistant depression, and other disorders. For more information, visit http://www.protagenic.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This letter contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this letter, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," "potential," "possible," "might," "look forward," and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this letter do not constitute guarantees of future performance. Investors are cautioned that statements in this letter which are not strictly historical statements, including, without limitation, statements regarding the development of the Company's IND-enabling trials, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, risks associated with: market conditions; our capital position; our ability to compete with larger, better financed pre-clinical biopharmaceutical companies; our anticipated timing for preclinical development, regulatory submissions, commencement and completion of clinical trials and product approvals; interpretations of current laws and the passages of future laws; our dependence on product candidates, which are still in an early development stage; our limited operating history; our ability to raise additional capital through the sale of shares of our common stock; our ability to obtain, maintain and protect intellectual property rights; the risk of litigation regarding our intellectual property rights or the rights of third parties; our ability to internally develop new inventions and intellectual property; our reliance on our license agreement with the University of Toronto; our ability to retain key executives; our lack of a sales and marketing organization and our ability to commercialize products, if we obtain regulatory approval; our ability to hire and retain skilled personnel; acceptance of our business model by investors; the accuracy of our estimates regarding expenses and capital requirements; our ability to adequately support growth; and other risks detailed in our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.